Exhibit 99.1

Contact:	Kathleen Campbell, Marketin Director	First Citizens National Bank
	570-662-0422	15 South Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third Quarter Earnings

MANSFIELD, PENNSYLVANIA— October 26, 2005 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter of 2005. Net income for the three months and nine months ended September 30, 2005 was $1,318,000 and $3,898,000, respectively. This compares to the three months and nine months ended September 30, 2004 of $1,423,000 and $4,383,000, respectively. Earnings per share were $1.36 through September 2005 compared with $1.53 in 2004, a decrease of 11.1%.

Return on equity (ROE) was 12.53% while return on assets (ROA) was 1.03% for the first nine months of 2005. Likewise, ROE and ROA was 15.04% and 1.22% for the first nine months of 2004, respectively.

CEO and President Randall E. Black stated, “Throughout 2005, we have continued to see our interest rate margin compressed due to the flattened yield curve and have implemented strategies during this period to minimize the impact to our cost of funds. Despite the less than favorable interest rate environment, we have been successful in growing our loan portfolio and increasing deposits. Lastly in July, we declared a 1% stock dividend which was distributed to shareholders along with our normal dividend, which is a continuation of past practice since 1991.”

Net interest income was $13.2 million for the nine month period ending September 30, 2005 compared to $12.9 million for the nine month period ending September 30, 2004, representing a $254,000 or 2.0% increase over the same period a year ago. Net interest margin for the nine months ended September 30 2005 of 4.02% declined from 4.15% in the same period of 2004, which is a reflection of cost of funds increasing 26 basis points over the same time frame resulting in net margin compression.

The company has grown loans organically by $22.0 million since last September, an increase of 6.2%. Total deposits have increased $21.7 million, an increase of 5.3%. We continue to focus on serving our existing customer relationships, while fostering new ones within our current and new Wellsville, NY markets.

Non-interest income was down $454,000 which has been impacted due to the lack of investment security gains in 2005. Through September 2004, $491,000 of investment gains had been recorded compared to none thus far in 2005.

Since last September, stockholders’ equity, excluding accumulated other comprehensive income, has increased $2,013,000 or 5.0%. This equates to a book value per share of $14.87, which is an increase of 4.8% over last year’s book value per share of $14.19.

The cash dividend to be paid on October 28, 2005 to record holders of October 14, 2005 will be $.21 per share. This compares to $.20 per share for the comparable period in 2004, an increase of 5.0%. The annualized dividend yield through September is 4.00%.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties where their 15 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands)	2005	2004	2004
ASSETS:
Cash and due from banks:
Noninterest-bearing	$7,868	$9,162	$8,145
Interest-bearing	540	177	123
Total cash and cash equivalents	8,408	9,339	8,268

Available-for-sale securities	90,512	95,747	100,996

Loans (net of allowance for loan losses: 2005, $3,666;
December 31, 2004, $3,919; and September 30, 2004, $4,109)	371,852	355,774	349,381

Premises and equipment	12,316	11,833	11,863
Accrued interest receivable	2,037	1,736	1,875
Goodwill	8,605	8,605	8,605
Core deposit intangible	828	1,262	1,406
Bank owned life insurance	7,669	7,449	7,374
Other assets	7,356	7,602	7,721

TOTAL ASSETS	$509,583	$499,347	$497,489

LIABILITIES:
Deposits:
Noninterest-bearing	$52,246	$46,866	$42,420
Interest-bearing	378,436	372,208	366,592
Total deposits	430,682	419,074	409,012
Borrowed funds	32,814	34,975	43,753
Accrued interest payable	1,627	1,870	1,685
Commitment to purchase investment securities	300	-	-
Other liabilities	2,718	2,639	2,607
TOTAL LIABILITIES	468,141	458,558	457,057

STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 2,965,257 shares in 2005 and 2,937,519
shares in 2004	2,965	2,938	2,938
Additional paid-in capital	11,359	10,804	10,804
Retained earnings	30,472	28,894	28,578
TOTAL	44,796	42,636	42,320
Accumulated other comprehensive (loss) income	(880)	164	123
Less: Treasury Stock, at cost 118,715 shares for 2005 and 97,262
shares in 2004	(2,474)	(2,011)	(2,011)

TOTAL STOCKHOLDERS' EQUITY	41,442	40,789	40,432
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$509,583	$499,347	$497,489

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30		September 30
	2005	2004	2005	2004
INTEREST INCOME:
Interest and fees on loans	$6,362	$5,851	$18,386	$16,647
Interest-bearing deposits with banks	3	1	2	9
Investment securities:
Taxable	698	846	2,240	2,590
Nontaxable	153	76	394	223
Dividends	50	81	156	210

TOTAL INTEREST INCOME	7,266	6,855	21,178	19,679

INTEREST EXPENSE:
Deposits	2,416	2,126	6,840	6,081
Borrowed funds	383	253	1,140	684

TOTAL INTEREST EXPENSE	2,799	2,379	7,980	6,765

NET INTEREST INCOME	4,467	4,476	13,198	12,914
Provision for loan losses	30	-	30	-

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,437	4,476	13,168	12,914

NON-INTEREST INCOME:
Service charges	784	783	2,203	2,265
Trust	161	86	368	332
Brokerage	45	40	138	152
Insurance	61	61	205	150
Gains on loans sold	24	17	45	37
Investment securities gains, net	-	-	-	491
Earnings on bank owned life insurance	71	75	220	233
Other	85	91	289	262

TOTAL NON-INTEREST INCOME	1,231	1,153	3,468	3,922

NON-INTEREST EXPENSES:
Salaries and employee benefits	1,993	1,905	5,888	5,677
Occupancy	262	259	846	812
Furniture and equipment	156	181	491	517
Professional fees	132	131	408	443
Amortization of intangibles	145	145	434	362
Other	1,133	1,159	3,439	3,314

TOTAL NON-INTEREST EXPENSES	3,821	3,780	11,506	11,125

Income before provision for income taxes	1,847	1,849	5,130	5,711
Provision for income taxes	529	426	1,232	1,328

NET INCOME	$1,318	$1,423	$3,898	$4,383

Earnings Per Share	$0.46	$0.50	$1.36	$1.53
Cash Dividends Per Share	$0.205	$0.195	$0.610	$0.580

Weighted average number of shares outstanding	2,846,542	2,867,995	2,859,980	2,868,177

Financial Highlights
	2005	2004
Nine Months Ended September 30
Net Income	$3,898	$4,383
Comprehensive Income	2,855	3,550
Per common share data:
Earnings per share	$1.36	$1.53
Cash dividends per share	$0.610	$0.580
Performance Ratios:
Return on average assets (annualized)	1.03%	1.22%
Return on average equity (annualized)	12.53%	15.04%

Three Months Ended September 30
Net Income	$1,318	$1,423
Per common share data:
Earnings per share	$0.46	$0.50
Cash dividends per share	$0.205	$0.195
Performance Ratios:
Return on average assets (annualized)	1.03%	1.15%
Return on average equity (annualized)	12.55%	14.31%

At September 30
Assets	$509,583	$497,489
Investment securities:
Available for sale	90,512	100,996
Loans (net of unearned income)	375,518	353,490
Allowance for loan losses	3,666	4,109
Deposits	430,682	409,012
Stockholders' Equity	41,442	40,432
Non-performing assets	2,857	2,588
Average Leverage Ratio	8.03%	7.74%
Per common share data:
Book value	$14.87	$14.19
Market value (average of bid/ask price)	$20.30	$21.83
Market price to book value ratio	136.5%	153.8%

			Cash Dividends
Common Stock Information:	Bid	Ask	Per Share

Quarter Ended:

September 30, 2005	$20.10	$20.50	$0.205
June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200
December 31, 2004	$23.65	$24.00	$0.200

September 30, 2004	$21.50	$22.15	$0.195
June 30, 2004	$22.20	$22.75	$0.195
March 31, 2004	$25.00	$25.25	$0.190
December 31, 2003	$23.85	$24.15	$0.190